Exhibit 5.1

                                  THOMAS BEENER
                                 ATTORNEY AT LAW



September  10,  2002

Mr.  Gene  Cross
Chief  Financial  Officer
Greenland  Corporation
2111  Palomar  Airport  Road,  Suite  200
Carlsbad,  CA  92009

Re:     LEGAL  OPINION  FOR  GREENLAND  CORPORATION
     S-8  REGISTRATION  STATEMENT

Dear  Mr.  Cross:
     At your request, I have examined the form of Registration Statement No. 33-____________ which Greenland Corporation (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 93,127,000 shares of your Common Stock (the "Stock") issuable pursuant to an Employee Stock Purchase Plan and various Agreements for Consulting Services (collectively the "Agreements").
     In rendering the following opinion, I have examined and relied only upon the documents and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:
     1.     Certificate  of  Incorporation  of  the Company, as amended to date;
     2.     Bylaws  of  the  Company,  as  amended  to  date;
     3. Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Stock pursuant to the Agreements.
     4.     The  Registration  Statement.
     5.     The  Agreements.
     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.
     Based on the foregoing, it is my opinion that the Stock to be issued under the Agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Agreements in the form referred to herein, when issued pursuant to the Agreements, will be duly and validly authorized, fully paid and non-assessable.
     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.
     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of Nevada and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.
     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.
     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes, which may be brought to my attention after the effective date of the Registration Statement.

Sincerely,


/s/  Thomas  J.  Beener
THOMAS  BEENER
Attorney  at  Law